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                                                                   EXHIBIT 21.01

                        CSG SYSTEMS INTERNATIONAL, INC.
                        SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 1998

                                                           STATE OR COUNTRY
SUBSIDIARY                                                 OF INCORPORATION
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CSG Systems, Inc.                                          Delaware
CSG International Limited (formerly Bytel Limited)         United Kingdom